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                                                                   EXHIBIT 10.16

                         PLEDGE AND SECURITY AGREEMENT
                                       OF
                              MEMBERSHIP INTERESTS

         THIS PLEDGE AND SECURITY AGREEMENT OF MEMBERSHIP INTERESTS (the "Pledge Agreement"), dated as of January 5, 2004 is from Glimcher Properties Limited Partnership, a Delaware limited partnership, with its principal office at 150 E. Gay Street, Columbus, Ohio 43215 (the "Pledgor") to Bank One, NA, a national banking association with offices at 100 East Broad Street, Columbus, Ohio 43271-0208 (the "Pledgee").

                                    RECITALS

         The Pledgor acknowledges the following:

         A. Pledgor is the Manager of and now owns 100% of the limited liability company membership interests in Polaris Mall, LLC, a Delaware limited liability company (the "Polaris Mall").

         B. Pledgee has agreed to loan Pledgor Thirty-Six Million Five Hundred Thousand Dollars ($36,500,000.00) (the "Loan") to finance Pledgor's acquisition of 60.7143% of outstanding and issued limited liability company membership interests in Polaris Mall, which acquisition has occurred simultaneously with the Closing of the Loan.

         C. Pledgor has agreed to execute and deliver this Pledge Agreement that pledges fifty-one and 01/100 percent (51.01%) of Pledgor's limited liability company interests to Pledgee as security for the repayment of all current and future indebtedness owed by Pledgor to Pledgee as a result of the Loan or otherwise.

                                   AGREEMENTS

         In consideration of the Recitals and as further security for the Loan by Pledgee to Pledgor under the terms and conditions of the following documents, all of which are dated January 5, 2004, (a) a loan agreement between Pledgor and Pledgee; (b) a Note from Pledgor to Pledgee dated in the principal amount of Thirty Six Million Five Hundred Thousand Dollars ($36,500,000.00); (c) this Pledge Agreement; (d) a Pledge and Security Agreement (for forty-eight and 99/100 percent (48.99%) of the limited liability company membership interests in Polaris Mall); (e) a Guaranty of Payment from Polaris Mall to Pledgee; and (f) a Negative Pledge Agreement between Pledgor and

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Pledgee, and all other documents and materials executed and delivered in connection with the Loan being hereinafter referred to collectively as the "Loan Documents"), the Pledgor hereby agrees as follows:

         1. Pledge. The Pledgor hereby pledges, assigns, hypothecates, transfer and delivers to Pledgee all of Pledgor's right, title and interest in and to fifty-one and 01/100 percent (51.01%) of Pledgor's membership interest in Polaris Mall (the "Ownership Interest"), and hereby grants to Pledgee a lien on, and security interest in, such Pledgor's right, title and interest in and to the Ownership Interest, the interest thereon and all proceeds thereof (collectively, the "Collateral"), as security for the prompt and complete payment when due of all obligations of the Borrower set forth in the Loan Documents (the "Obligations").

         2. Rights of Pledgee. Pledgee shall not be liable for failure to collect or realize upon the Collateral, or any part thereof, or for any delay in so doing, nor shall it be under any obligation to take any action whosoever with regard thereto. If an event of default under the Loan Documents has occurred and is continuing, Pledgee may, without notice to Pledgor, exercise all rights, privileges or options pertaining to the Ownership Interests as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         3. Remedies. In the event that any portion of the Obligations becomes due and payable, Pledgee, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of the time and place of public or private sale) to or upon the Pledgor (all and each of which demands, advertisements and/or notices are hereby expressly waived by Pledgor), may collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give opinion or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at Pledgee's offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as Pledgee may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of Pledgee upon such sale or sales, public or private, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the to the rights of Pledgee hereunder, including reasonable attorney's fees and legal expenses, and the payment in whole or in part of the Obligations in such order as Pledgee may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by Pledgee of any other amount required by any provision of law including, without limitation, Section 1309.609 of the UCC, as hereinafter defined, need Pledgee account for the surplus, if any, to the Pledgor. The Pledgor and Pledgee agree that Pledgee shall give

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ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, Pledgee shall have all the rights and remedies of a secured party under the Ohio version of the Uniform Commercial Code (the "UCC"). Pledgor further agrees to waive and agrees not to assert any rights or privileges which such Pledgor may acquire under any section of the UCC and the Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which Pledgee is entitled, and the reasonable fees of any attorneys employed by Pledgee to collect such deficiency or deficiencies. NOTWITHSTANDING THE FOREGOING, PLEDGEE AGREES NOT TO TAKE ANY REMEDIAL ACTION WITH RESPECT TO THE OWNERSHIP INTEREST UNTIL (a) A RATING AGENCY CONFIRMATION LETTER (AS DEFINED IN THE UBS LOAN AGREEMENT) IS DELIVERED TO UBS WARBURG REAL ESTATE INVESTMENTS INC., OR ITS SUCCESSOR IN INTEREST ("UBS") THE LENDER PURSUANT TO A CERTAIN LOAN AGREEMENT BETWEEN UBS AND PFP COLUMBUS, LLC ("PFP") DATED AS OF APRIL 1, 2003 (THE "UBS LOAN AGREEMENT") THAT PROVIDES THAT SUCH TRANSFER WILL NOT RESULT IN A QUALIFICATION, DOWNGRADE, OR WITHDRAWAL OF THE THEN APPLICABLE RATINGS, AND (b) A SUBSTANTIVE NON-CONSOLIDATION OPINION ADDRESSED TO UBS AND THE RATING AGENCIES (AS IS DEFINED IN THE UBS LOAN AGREEMENT) IN A FORM AND SUBSTANCE SATISFACTORY TO UBS AND THE RATING AGENCIES IS DELIVERED TO UBS AND THE RATING AGENCIES.

         4. Grant of Security Interest. Pledgor, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, pledges, conveys and assigns to Pledgee a continuing security interest, wherever located, together with all substitutions, replacements, additions and accessions therefor or thereto, all records relating thereto, all products thereof and all cash and non-cash proceeds thereof, related solely to the Ownership Interest. In addition, Pledgor hereby makes, constitutes and appoints Pledgee and any officer or agent thereof, as Pledgor's true and lawful attorney-in-fact, for it, in the place and stead of Pledgor and in the name of Pledgor or in Pledgee's own name, in Pledgee's discretion, to take any and all appropriate action and to execute, authenticate and deliver any and all documents, instruments and records that may be necessary or desirable to accomplish the purposes of this Agreement, including but not limited to executing, authenticating, filing and recording all such financing statements and similar records, documents and instruments as Pledgee may deem necessary or desirable to protect, perfect and validate Pledgee's security interest.

         5. Representations, Warranties and Covenants of the Pledgor. Pledgor represents and warrants that (a) Pledgor owns all limited liability company membership interests in Polaris Mall and there are no other members of Polaris Mall; (b) it has full power, authority and legal right to pledge fifty-one and 01/100 percent (51.01%) of its right, title and interest in and to the Ownership Interest pursuant to this Pledge Agreement; and (c) the pledge, assignment and delivery of the Ownership Interest

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pursuant to this Pledge Agreement will create a valid security interest in, all right, title or interest of the Pledgor in or to the Ownership Interest, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Ownership Interest. The Pledgor covenants and agrees that such Pledgor will defend Pledgee's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever.

         6. No Dispositions, etc. Without the prior written consent of Pledgee, the Pledgor agrees to not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor to create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement.

         7.       Sale of Collateral.

                  (a) Pledgor recognizes that upon the exercise by Pledgee of the remedies provided in Section 3 hereof, Pledgee may be unable to effect a public sale of any or all of the Ownership Interest by reason of certain prohibitions contained in the Securities Act of 1933, as amended, applicable state securities laws and the organizational documents pertaining to the Ownership Interest, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale (even though otherwise conducted in a commercially reasonable manner) may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that such private sale shall be made in accordance with the UCC. Pledgee shall be under no obligation to delay a sale of any of the Ownership Interest for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the issuer would agree to do so.

                  (b) Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Ownership Interest valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Pledgor's expense; provided, however, that Pledgor shall not be required to register the Ownership Interest under any state or federal securities laws. Pledgor further agrees that a breach of any of the covenants contained in this paragraph 7 will cause irreparable injury to Pledgee, that Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against Pledgor. Pledgor hereby waives and agrees not to assert any defenses against an action for specific

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performance of such covenants except for a defense that no event of default has occurred under the Loan Documents.

         8. Further Assurances. Pledgor agrees that, at any time and from time to time upon the written request of Pledgee, Pledgor will execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Pledge Agreement.

         9. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10. No Waiver; Cumulative Remedies. Pledgee shall not, by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Pledgee, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

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         11.      Binding Effect. This Pledge Agreement and all obligations of
Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Pledgee hereunder, inure to the benefit of Pledgee and its successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.

                                PLEDGOR: Glimcher Properties Limited
                                Partnership, a Delaware limited partnership

                                By: Glimcher Properties Corporation, its sole
                                    general partner, a Delaware corporation

                                By:_____________________________________________
                                   George A. Schmidt, Executive Vice-President

                                BANK ONE, NA, a national banking association

                                By:_______________________________________

                                Its:_______________________________________

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                      ACKNOWLEDGEMENT OF POLARIS MALL, LLC

         Polaris Mall, LLC acknowledges the grant of this Pledge Agreement concerning the Ownership Interest and agrees to legend its books and records accordingly.

                                POLARIS MALL, LLC

                                By: Glimcher Properties Limited Partnership, its Manager, a Delaware limited partnership

                                By: Glimcher Properties Corporation, its sole
                                    general partner, a Delaware corporation

                                By:_____________________________________________
                                     George A. Schmidt, Executive Vice-President

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